SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2003

RWD TECHNOLOGIES, INC.

(Exact Name of registrant as specified in its charter)

Maryland	0-22145	52-1552720
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Research Park Drive, Baltimore, Maryland 21228
(Address of principal executive offices)

(410) 869-1000
(Registrant’s telephone number)

Item 5.   Other Events and Required FD Disclosure.

On April 29, 2003, RWD Technologies, Inc. (the “Company”) announced that it has signed a definitive merger agreement with Research Park Acquisition, Inc. (“RPA”), an entity owned by Dr. Robert W. Deutsch, Chairman, CEO and President of the Company, and some of his family members.  Dr. Deutsch and members of his family have contributed their shares of common stock in the Company to RPA, which shares represent approximately 66% of the Company’s outstanding common stock.  The merger agreement provides that at the closing of the merger, each outstanding share of the Company’s common stock (other than Company common stock owned by RPA) will convert into the right to receive $2.10 in cash.  This press release is included as an exhibit to this current report.

Item 9.   Regulation FD Disclosure.

Information provided under Item 12.  Results of Operations and Financial Condition.

On April 29, 2003, RWD Technologies, Inc. announced by press release its financial results for the quarter ended March 31, 2003.  The earnings release for the interim period is included as an exhibit to this current report.

Item 7.   Financial Statements and Exhibits

(c)                                  Exhibits.  The following exhibits are filed with this document:

Exhibit Number	Description

99.01	Press Release dated April 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RWD TECHNOLOGIES, INC.

Date: April 30, 2003	By:	/s/ Beth Marie Buck
Beth Marie Buck, CPA
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.01	Press Release dated April 29, 2003.